Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-07377) pertaining to the 1995 Stock Option Plans, in Registration Statement Form S-8 (No. 333-53400) pertaining to the Special Purpose Stock Option Plan, in Registration form S-8 (No. 333-73000) pertaining to the 2001 Employee Stock Purchase Plan, in Registration Statement Form S-8 (No. 333-73002) pertaining to the 2000 Stock Option Plan and in Registration Statement Form S-8 (No. 333-72998) pertaining to the 2001 Consultant Stock Purchase Plan of SPAR Group, Inc., and with respect to the December 31, 2005 consolidated financial statements of SPAR Group, Inc. included in the Annual Report (Form 10-K), for the year ended December 31, 2006 of our report dated March 15, 2007 with respect to the financial statements of Sparfacts Pty Ltd, as of December 31, 2006 and for the year ended December 31, 2006.

/s/ Pitcher Partners

Melbourne, Australia

March 18 , 2008

Ex-6